UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2025

OMEROS CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Washington	001-34475	91-1663741
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Elliott Avenue West Seattle, WA		98119
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (206) 676-5000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value per share	OMER	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 under the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

Omeros Corporation (“Omeros”) held its 2025 Annual Meeting of Shareholders on June 27, 2025 (the “Annual Meeting”). Shareholders of record at the close of business on May 23, 2025 were entitled to vote 58,592,713 shares of common stock at the Annual Meeting. A total of 42,725,983 shares (72.92%) were represented at the Annual Meeting in person or by proxy. Set forth below is a brief description of each matter voted upon at the Annual Meeting and the final voting results for each matter.

(1)
The following individuals were elected to serve as directors by the vote set forth below. Arnold C. Hanish and Rajiv Shah, M.D. were elected as Class I directors, each to serve until the 2028 Annual Meeting of Shareholders, or, in each case, until his successor is duly elected and qualified, or until his earlier death, resignation or removal.

	For	Against	Abstain	Broker Non-Votes
Arnold C. Hanish	16,033,755	1,245,397	279,370	25,167,461
Rajiv Shah, M.D.	16,198,053	946,241	414,228	25,167,461

(2)
Shareholders approved an advisory resolution regarding the compensation of Omeros’ named executive officers as reported in the proxy statement for the 2025 Annual Meeting of Shareholders by the vote set forth below.

For	Against	Abstain	Broker Non-Votes
15,086,368	1,856,643	615,511	25,167,461

(3)	Shareholders ratified the appointment of Ernst & Young LLP as Omeros’ independent registered public accounting firm for the fiscal year ending December 31, 2025 by the vote set forth below.

For	Against	Abstain	Broker Non-Votes
41,204,073	1,237,033	284,877	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMEROS CORPORATION

Date: July 2, 2025	By:	/s/ Gregory A. Demopulos
Gregory A. Demopulos, M.D.
President, Chief Executive Officer and
Chairman of the Board of Directors